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                                                                  Exhibit 23.9

MORGAN STANLEY

                                                  MORGAN STANLEY & CO.
                                                  INCORPORATED
                                                  1585 BROADWAY
                                                  NEW YORK, NEW YORK 10036
                                                  (212) 761-4000

                 CONSENT OF MORGAN STANLEY & CO. INCORPORATED


March 13, 1996

Integra Financial Corporation
Four PPG Place
Pittsburgh, PA 15222

Dear Sirs:

        We hereby consent to the use in this Registration Statement on Form S-4 of National City Corporation of our letter to the Board of Directors of Integra Financial Corporation included as Appendix B to the Joint Proxy Statement/Prospectus that is a part of this Registration Statement, and to the references to such letter and to our firm in such Joint Proxy Statement/Prospectus. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, or the rules and regulations of the Securities and Exchange Commisssion thereunder (the "33 Act") nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the 33 Act, as amended.

                                        Very truly yours,

                                        MORGAN STANLEY & CO. INCORPORATED

                                        By:  /s/ Stephen S. Crawford
                                           ------------------------------
                                                 Stephen S. Carwford
                                                 Principal